FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Joe Bass, 615-743-8219
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PNFP REPORTS DILUTED EPS OF $1.76, ROAA OF 1.26% AND ROATCE OF 15.43% FOR 1Q23
1Q23 annualized linked-quarter, end-of-period loans grew 17.3%, while deposits grew 13.9%

NASHVILLE, TN, April 17, 2023 - Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) reported net income per diluted common share of $1.76 for the quarter ended March 31, 2023, compared to net income per diluted common share of $1.65 for the quarter ended March 31, 2022, an increase of 6.7 percent.
Paycheck Protection Program (PPP) net interest income for the three months ended March 31, 2023 and 2022 was approximately $20,000 and $10.7 million, respectively. PPP net interest income had minimal impact on diluted earnings per common share for the three months ended March 31, 2023, and a $0.10 impact to diluted earnings per common share for the three months ended March 31, 2022. Excluding the impact of PPP net interest income for the three months ended March 31, 2023 and 2022, diluted earnings per share increased by 13.5 percent from $1.55 to $1.76.
"Never before has the depth, sustainability and durability of our business model proven itself as it has over the past several weeks," said M. Terry Turner, Pinnacle's president and chief executive officer. "For community and regional banks, it was a remarkable quarter. We were all impacted by the failure of two well-known banks. There was much concern over the amount of deposit growth regional banks could sustain, if any, as a result of the anxiety created by these two banks. But, our disciplined execution and the depth of client loyalty that we have built over the last two decades enabled us not only to retain substantially all of our clients, but to grow our clients' deposits at an annualized growth rate of 9.6 percent during the first quarter, a portion of which came after the two bank failures.
"Despite the volatility impacting the banking sector, I am pleased with our operating performance during the first quarter. We added 26 revenue producers to our ranks, which was consistent with our original expectations. Our deposit growth annualized for the quarter was 13.9 percent, as several of the strategic deposit gathering initiatives that we have invested in over the last two years continued to find traction. Linked-quarter annualized loan growth was 17.3 percent, in the quarter. Our credit metrics remain strong, which we believe is a result of our practice of hiring only long-experienced lenders which leads to exceptional client selection. Our funding platform also proved impressive. Some may say this is not the right time to be a community or regional bank, but our performance during the quarter further confirms that this is the exact right time to bank with Pinnacle."

BALANCE SHEET GROWTH:

Total assets at March 31, 2023 were $45.1 billion, an increase of approximately $5.7 billion from March 31, 2022, reflecting a year-over-year increase of 14.5 percent. A further analysis of select balance sheet trends follows:

	Balances at		Linked-Quarter Annualized % Change	Balances at	Year-over-Year % Change
(dollars in thousands)	March 31, 2023	December 31, 2022		March 31, 2022
Loans	$30,297,871	$29,041,605	17.3%	$24,499,022	23.7%
Less: PPP loans	6,382	7,967	(79.6)%	157,180	(95.9)%
Loans excluding PPP loans	30,291,489	29,033,638	17.3%	24,341,842	24.4%
Securities and other interest-earning assets	10,080,769	8,123,259	96.4%	10,704,157	(5.8)%
Total interest-earning assets excluding PPP loans	$40,372,258	$37,156,897	34.6%	$35,045,999	15.2%

Core deposits:
Noninterest-bearing deposits	$9,018,439	$9,812,744	(32.4)%	$10,986,194	(17.9)%
Interest-bearing core deposits(1)	23,035,672	21,488,333	28.8%	19,412,489	18.7%
Noncore deposits and other funding(2)	6,865,003	4,743,562	178.9%	3,428,850	100.2%
Total funding	$38,919,114	$36,044,639	31.9%	$33,827,533	15.1%
(1): Interest-bearing core deposits are interest-bearing deposits, money market accounts, time deposits less than $250,000 and reciprocating time and money market deposits issued through the IntraFi Network.
(2): Noncore deposits and other funding consists of time deposits greater than $250,000, securities sold under agreements to repurchase, public funds, brokered deposits, FHLB advances and subordinated debt.

"We are pleased to report that end-of-period loans grew by $1.3 billion over last quarter and even more pleased that end-of-period deposits grew by $1.2 billion over the same period,” Turner said. "We continue to experience a shift in the mix of our deposit book and our funding costs continued to increase, which is unsurprising given the interest rate environment and the events of the last few weeks of the quarter. We believe our linked-quarter loan growth for the remainder of the year is likely to moderate to some extent based on slower loan demand as a result of macroeconomic factors and the fact that we have continued to tighten the credit box, particularly as it pertains to construction and commercial real estate lending."

PRE-TAX, PRE-PROVISION NET REVENUE (PPNR) GROWTH:

Pre-tax, pre-provision net revenues (PPNR) for the quarter ended March 31, 2023 were $190.0 million, an increase of 18.5 percent from the $160.3 million recognized in the quarter ended March 31, 2022.

	Three months ended
	March 31,
(dollars in thousands)	2023	2022	% change
Revenues:
Net interest income	$312,231	$239,475	30.4%
Noninterest income	89,529	103,496	(13.5)%
Total revenues	401,760	342,971	17.1%
Noninterest expense	211,727	182,661	15.9%
Pre-tax, pre-provision net revenue (PPNR)	190,033	160,310	18.5%
Adjustments:
Investment (gains) losses on sales of securities, net	—	61	NM
ORE expense (benefit)	99	105	NM
Adjusted PPNR	$190,132	$160,476	18.5%

•Revenue per fully diluted common share was $5.28 for the three months ended March 31, 2023, compared to $5.27 for the fourth quarter of 2022 and $4.52 for the first quarter of 2022, a 16.8 percent year-over-year growth rate.
•Net interest income for the quarter ended March 31, 2023 was $312.2 million, compared to $319.5 million for the fourth quarter of 2022 and $239.5 million for the first quarter of 2022, a year-over-year growth rate of 30.4 percent.
◦Revenues from PPP loans approximated $20,000 in the first quarter of 2023, compared to $72,000 in the fourth quarter of 2022 and $10.7 million in the first quarter of 2022. At March 31, 2023, remaining unamortized fees for PPP loans were approximately $212,000.
◦Included in net interest income for the first quarter of 2023 was $852,000 of discount accretion associated with fair value adjustments, compared to $1.2 million of discount accretion recognized in the fourth quarter of 2022 and $1.7 million in the first quarter of 2022. There remains $2.5 million of purchase accounting discount accretion as of March 31, 2023.
•Noninterest income for the quarter ended March 31, 2023 was $89.5 million, compared to $82.3 million for the fourth quarter of 2022 and $103.5 million for the first quarter of 2022, a year-over-year decline of 13.5 percent.
◦Wealth management revenues, which include investment, trust and insurance services, were $22.5 million for the first quarter of 2023, compared to $20.2 million for the fourth quarter of 2022 and $20.7 million for the first quarter of 2022, a year-over-year increase of 8.6 percent.
◦During the first quarter of 2023, mortgage loans sold resulted in a $2.1 million net gain compared to a $4.1 million net gain in the first quarter of 2022. In both periods, this is the result of the volume of mortgage loans sold during the period.
◦Income from the firm's investment in BHG was $19.1 million for the quarter ended March 31, 2023, down from $21.0 million for the quarter ended Dec. 31, 2022 and $33.7 million for the quarter ended March 31, 2022, a year-over-year decline of 43.3 percent.

▪During the first quarter of 2023, BHG increased loans held on its balance sheet by approximately $225.1 million. BHG also successfully completed its seventh securitization transaction in the first quarter of 2023 which amounted to approximately $265 million in balance sheet funding during a time when such funding was difficult to obtain. Additionally, BHG utilized approximately $90 million in loans to secure various other private funding sources during the first quarter.
▪Loans sold to BHG's community bank partners were approximately $704 million in the first quarter of 2023, the highest quarterly volume of purchases ever, compared to approximately $600 million in the fourth quarter of 2022 and $343 million in the first quarter of 2022. Loan originations decreased to $1.0 billion in the first quarter of 2023 compared to $1.1 billion in the fourth quarter of 2022. Again, originations decreased primarily due to BHG continuing to tighten its underwriting and as it sought to increase the quality of its originations.
▪BHG increased its reserves for on-balance sheet loan losses to $178 million, or 5.19 percent of loans held for investment at March 31, 2023, compared to 4.59 percent at Dec. 31, 2022. BHG also increased its accrual for losses attributable to loan substitutions and prepayments for loans previously sold through its community bank auction platform to $350 million, or 5.81 percent of the loans that have been previously sold and were unpaid, at March 31, 2023 compared to 5.66 percent at Dec. 31, 2022.
◦Other noninterest income was $34.2 million for the quarter ended March 31, 2023, compared to $30.1 million for the quarter ended Dec. 31, 2022 and $34.1 million for the quarter ended March 31, 2022, essentially flat year-over-year.
•Noninterest expense for the quarter ended March 31, 2023 was $211.7 million, compared to $202.0 million in the fourth quarter of 2022 and $182.7 million in the first quarter of 2022, reflecting a year-over-year increase of 15.9 percent.
◦Salaries and employee benefits were $135.7 million in the first quarter of 2023, compared to $131.8 million in the fourth quarter of 2022 and $121.9 million in the first quarter of 2022, reflecting a year-over-year increase of 11.4 percent.
▪Increase in headcount contributed to the growth in salaries and employee benefits expense. Total full-time equivalent associates amounted to 3,281.5 associates at March 31, 2023, compared to 2,988.0 full-time equivalent associates at March 31, 2022, a year-over-year increase in headcount of 9.8 percent.
▪Costs related to the firm's cash and equity incentive plans were $22.5 million in the first quarter of 2023 compared to $28.5 million in the fourth quarter of 2022 and $25.9 million in the first quarter of 2022.
◦Noninterest expense categories, other than salaries and employee benefits, were $76.0 million in the first quarter of 2023, compared to $70.2 million in the fourth quarter of 2022 and $60.8 million in the first quarter of 2022, reflecting a year-over-year increase of 25.0 percent.

"Our net interest income was positively impacted by increased yields on earning assets offset by increased funding costs, resulting in a decline of $7.2 million between the first quarter of 2023 and fourth quarter of 2022," said Harold R. Carpenter, Pinnacle's chief financial officer. "Increases in fee income in the first quarter of 2023 compared to the fourth quarter of 2022 essentially offset the decrease in net interest income over that same time period. Most fee categories increased in the first quarter of 2023 as compared to the fourth quarter of 2022. The fee increase was primarily attributable to mortgage pipelines improving significantly during the quarter, the receipt of annual insurance contingency payments from carriers due to favorable claims experience and increased fees from our back-to-back interest rate swap program, which we use to facilitate derivative transactions for our clients. BHG revenues decreased $1.9 million between fourth quarter 2022 and first quarter 2023. Most of this decrease was attributable to increased reserves for probable incurred credit losses.
"Expenses increased by approximately $9.7 million linked-quarter. Salaries and employee benefits expense increased by $3.9 million linked-quarter though incentive costs were lower in the first quarter of 2023 than the last quarter of 2022 as during the quarter we accrued expense assuming a lower payout percentage would likely be achieved in 2023 than was the case in 2022 for the firm’s annual cash bonus plan and we estimated that our performance would likely lead to a reduced number of shares being earned under our various performance-based equity awards. Compensation costs increased due to increased headcount and higher benefit costs which are traditionally higher in the first quarter due to the seasonality of payroll taxes and the firm’s 401k match program. We will continue to monitor our expense burden in light of our anticipated revenue growth and adjust incentives and/or reduce other expenses through either reduced hiring, deferral of anticipated projects or implementation of other cost saving measures as required."

PROFITABILITY, LIQUIDITY AND SOUNDNESS:

	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
Net interest margin	3.40%	3.60%	2.89%
Efficiency ratio	52.70%	50.29%	53.26%
Return on average assets	1.26%	1.29%	1.32%
Return on average tangible common equity (TCE)	15.43%	15.95%	15.63%

	As of
	March 31, 2023	December 31, 2022	March 31, 2022
Shareholders' equity to total assets	12.6%	13.2%	13.4%
Average loan to deposit ratio	83.97%	83.10%	75.62%
Uninsured/uncollateralized deposits to total deposits	33.23%	38.93%	41.98%
Tangible common equity to tangible assets	8.3%	8.5%	8.5%
Book value per common share	$71.24	$69.35	$66.30
Tangible book value per common share	$46.75	$44.74	$41.65
Annualized net loan charge-offs to avg. loans (1)	0.10%	0.17%	0.05%
Nonperforming assets to total loans, ORE and other nonperforming assets (NPAs)	0.15%	0.16%	0.14%
Classified asset ratio (Pinnacle Bank) (2)	2.70%	2.40%	3.60%
Allowance for credit losses (ACL) to total loans	1.04%	1.04%	1.07%
(1): Annualized net loan charge-offs to average loans ratios are computed by annualizing quarterly net loan charge-offs and dividing the result by average loans for the quarter.
(2): Classified assets as a percentage of Tier 1 capital plus allowance for credit losses.

•Net interest margin was 3.40 percent for the first quarter of 2023, compared to 3.60 percent for the fourth quarter of 2022 and 2.89 percent for the first quarter of 2022.
•Provision for credit losses was $18.8 million in the first quarter of 2023, compared to $24.8 million in the fourth quarter of 2022 and $2.7 million in the first quarter of 2022. Net charge-offs were $7.3 million for the quarter ended March 31, 2023, compared to $11.7 million for the quarter ended Dec. 31, 2022 and $3.0 million for the quarter ended March 31, 2022. Annualized net loan charge-offs for the first quarter of 2023 were 0.10 percent.
•Nonperforming assets were $44.8 million at March 31, 2023, compared to $46.1 million at Dec. 31, 2022 and $35.1 million at March 31, 2022, up 27.8 percent over the same quarter last year. The ratio of the allowance for credit losses to nonperforming loans at March 31, 2023 was 848.5 percent, compared to 788.8 percent at Dec. 31, 2022 and 982.9 percent at March 31, 2022.
•Classified assets were $120.3 million at March 31, 2023, compared to $104.2 million at Dec. 31, 2022 and $137.0 at March 31, 2022, down 12.2 percent over the same quarter last year.
"Our net interest margin declined on a linked-quarter basis by approximately 20 basis points," Carpenter said. "In addition to increased funding costs, contributing to the reduced net interest margin was the $1.7 billion increase in on-balance sheet liquidity, which we acquired during mid-March given the uncertainty in the broader banking industry. We intend to hold elevated levels of liquidity for the next few quarters.
"We believe our liquidity metrics are as strong as they have ever been. Our wholesale funding ratios are consistent quarter to quarter. We also experienced a meaningful reduction in our uninsured deposit base, as approximately $2.1 billion in deposits were added to a reciprocal deposit insurance funding network during March. Our investment securities portfolio, including both the held-to-maturity and available-for-sale portfolios, has performed very well for us in recent months. Our AOCI loss decreased, or improved, by $44.0 million this quarter, and we think our held-to-maturity loss when considered in relation to our tangible capital ratios compared favorably to most of our peers at March 31, 2023.
"Credit metrics remain consistent with prior quarter’s results, and we continue to believe the loan portfolio remains healthy. Should a recession materialize as we believe is likely in 2023, we continue to believe we enter it from a position of strength with a great deal of confidence as to the financial health of many of our borrowers and their ability to weather what could be a more challenging economic environment."

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. CT on April 18, 2023, to discuss first quarter 2023 results and other matters. To access the call for audio only, please call 1-877-209-7255. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle's website at www.pnfp.com.
For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle's website at www.pnfp.com for 90 days following the presentation.
Pinnacle Financial Partners provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. The firm is the No. 1 bank in the Nashville-Murfreesboro-Franklin MSA according to 2022 deposit data from the FDIC, is listed by Forbes among the top 25 banks in the nation and earned a spot on the 2022 list of 100 Best Companies to Work For® in the U.S., its sixth consecutive appearance. Pinnacle was also listed in Fortune magazine as the second best company to work for in the U.S. for women. American Banker recognized Pinnacle as one of America’s Best Banks to Work For nine years in a row and No. 1 among banks with more than $11 billion in assets in 2021.

Pinnacle owns a 49 percent interest in Bankers Healthcare Group (BHG), which provides innovative, hassle-free financial solutions to healthcare practitioners and other professionals. Great Place to Work and FORTUNE ranked BHG No. 4 on its 2021 list of Best Workplaces in New York State in the small/medium business category.
The firm began operations in a single location in downtown Nashville, TN in October 2000 and has since grown to approximately $45.1 billion in assets as of March 31, 2023. As the second-largest bank holding company headquartered in Tennessee, Pinnacle operates in 17 primarily urban markets and their surrounding communities.
Additional information concerning Pinnacle, which is included in the Nasdaq Financial-100 Index, can be accessed at www.pnfp.com.
###
Forward-Looking Statements
All statements, other than statements of historical fact, included in this press release, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "expect," "anticipate," "intend," "may," "should," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (i) deterioration in the financial condition of borrowers of Pinnacle Bank and its subsidiaries or BHG, including as a result of the negative impact of inflationary pressures on our and BHG's customers and their businesses, resulting in significant increases in loan losses and provisions for those losses and, in the case of BHG, substitutions; (ii) fluctuations or differences in interest rates on loans or deposits from those that Pinnacle Financial is modeling or anticipating, including as a result of Pinnacle Bank's inability to better match deposit rates with the changes in the short-term rate environment, or that affect the yield curve; (iii) the sale of investment securities in a loss position before their value recovers, including as a result of asset liability management strategies or in response to liquidity needs; (iv) adverse conditions in the national or local economies including in Pinnacle Financial's markets throughout Tennessee, North Carolina, South Carolina, Georgia, Alabama, Virginia and Kentucky, particularly in commercial and residential real estate markets; (v) the inability of Pinnacle Financial, or entities in which it has significant investments, like BHG, to maintain the long-term historical growth rate of its, or such entities', loan portfolio; (vi) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits, including during times when Pinnacle Bank is seeking to limit the rates it pays on deposits or uncertainty exists in the financial services sector; (vii) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (viii) effectiveness of Pinnacle Financial's asset management activities in improving, resolving or liquidating lower-quality assets; (ix) the impact of competition with other financial institutions, including pricing pressures and the resulting impact on Pinnacle Financial’s results, including as a result of the negative impact to net interest margin from rising deposit and other funding costs; (x) the results of regulatory examinations; (xi) Pinnacle Financial's ability to identify potential candidates for, consummate, and achieve synergies from, potential future acquisitions; (xii) difficulties and delays in integrating acquired businesses or fully realizing costs savings and other benefits from acquisitions; (xiii) BHG's ability to profitably grow its business and successfully execute on its business plans; (xiv) risks of expansion into new geographic or product markets; (xv) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including goodwill or other intangible assets; (xvi) the ineffectiveness of Pinnacle Bank's hedging strategies, or the unexpected counterparty failure or hedge failure of the underlying hedges; (xvii) reduced ability to attract additional financial advisors (or failure of such advisors to cause their clients to switch to Pinnacle Bank), to retain financial advisors (including as a result of the competitive environment for associates) or otherwise to attract customers from other financial institutions; (xviii) deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xix) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies, required capital maintenance levels or regulatory requests or directives, particularly if Pinnacle Bank's level of applicable commercial real estate loans were to exceed percentage levels of total capital in guidelines recommended by its regulators; (xx) approval of the declaration of any dividend by Pinnacle Financial's board of directors; (xxi) the vulnerability of Pinnacle Bank's network and online banking portals, and the systems of parties with whom Pinnacle Bank contracts, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (xxii) the possibility of increased compliance and operational costs as a result of increased regulatory oversight (including by the Consumer Financial Protection Bureau), including oversight of companies in which Pinnacle Financial or Pinnacle Bank have significant investments, like BHG, and the development of additional banking products for Pinnacle Bank's corporate and consumer clients; (xxiii) the risks associated with Pinnacle Bank being a minority investor in BHG, including the risk that the owners of a majority of the equity interests in BHG decide to sell the company or all or a portion of their ownership interests in BHG (triggering a similar sale by Pinnacle Bank); (xxiv) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, like BHG, including regulatory or legislative developments; (xxv) fluctuations in the valuations of Pinnacle Financial's equity investments and the ultimate success of such investments; (xxvi) the availability of and access to capital; (xxvii) adverse results (including costs, fines, reputational harm, inability to obtain necessary approvals and/or other negative effects) from current or future litigation, regulatory examinations or other legal and/or regulatory actions; and (xxviii) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in Pinnacle Financial's Annual Report on Form 10-K for the year ended December 31, 2022, and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC and available on the SEC's website at http://www.sec.gov. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Matters
This release contains certain non-GAAP financial measures, including, without limitation, total revenues, net income to common shareholders, earnings per diluted common share, revenue per diluted common share, PPNR, efficiency ratio, noninterest expense, noninterest income and the ratio of noninterest expense to average assets, excluding in certain instances the impact of expenses related to other real estate owned, gains or losses on sale of investment securities and other matters for the accounting periods presented. This release also includes non-GAAP financial measures which exclude the impact of loans originated and forgiven and repaid under the PPP. This release may also contain certain other non-GAAP capital ratios and performance measures that exclude the impact of goodwill and core deposit intangibles associated with Pinnacle Financial's acquisitions of BNC, Avenue Bank, Magna Bank, CapitalMark Bank & Trust, Mid-America Bancshares, Inc., Cavalry Bancorp, Inc. and other acquisitions which collectively are less material to the non-GAAP measure as well as the impact of Pinnacle Financial's Series B Preferred Stock. The presentation of the non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Because non-GAAP financial measures presented in this release are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies.

Pinnacle Financial believes that these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of its operating performance. In addition, because intangible assets such as goodwill and the core deposit intangible, and the other items excluded each vary extensively from company to company, Pinnacle Financial believes that the presentation of this information allows investors to more easily compare Pinnacle Financial's results to the results of other companies. Pinnacle Financial's management utilizes this non-GAAP financial information to compare Pinnacle Financial's operating performance for 2023 versus certain periods in 2022 and to internally prepared projections.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED

(dollars in thousands, except for share and per share data)	March 31, 2023	December 31, 2022	March 31, 2022
ASSETS
Cash and noninterest-bearing due from banks	$209,255	$268,649	$187,093
Restricted cash	13,049	31,447	29,680
Interest-bearing due from banks	2,597,172	877,286	3,103,008
Cash and cash equivalents	2,819,476	1,177,382	3,319,781
Securities purchased with agreement to resell	509,872	513,276	1,332,753
Securities available-for-sale, at fair value	3,825,203	3,558,870	3,569,723
Securities held-to-maturity (fair value of $2.8 billion, $2.7 billion, and $2.4 billion, net of allowance for credit losses of $1.9 million, $1.6 million, and $1.1 million at March 31, 2023, Dec. 31, 2022, and March 31, 2022, respectively)	3,053,628	3,079,050	2,566,386
Consumer loans held-for-sale	58,758	42,237	67,224
Commercial loans held-for-sale	23,087	21,093	35,383
Loans	30,297,871	29,041,605	24,499,022
Less allowance for credit losses	(313,841)	(300,665)	(261,618)
Loans, net	29,984,030	28,740,940	24,237,404
Premises and equipment, net	354,713	327,885	296,779
Equity method investment	438,303	443,185	382,256
Accrued interest receivable	143,965	161,182	95,147
Goodwill	1,846,973	1,846,973	1,850,951
Core deposits and other intangible assets	32,761	34,555	31,997
Other real estate owned	7,802	7,952	8,237
Other assets	2,021,016	2,015,441	1,606,357
Total assets	$45,119,587	$41,970,021	$39,400,378
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$9,018,439	$9,812,744	$10,986,194
Interest-bearing	8,944,353	7,884,605	6,838,659
Savings and money market accounts	14,136,850	13,774,534	12,416,101
Time	4,078,911	3,489,355	2,054,860
Total deposits	36,178,553	34,961,238	32,295,814
Securities sold under agreements to repurchase	149,777	194,910	219,530
Federal Home Loan Bank advances	2,166,508	464,436	888,870
Subordinated debt and other borrowings	424,276	424,055	423,319
Accrued interest payable	31,728	19,478	8,575
Other liabilities	484,617	386,512	283,320
Total liabilities	39,435,459	36,450,629	34,119,428
Preferred stock, no par value, 10.0 million shares authorized; 225,000 shares non-cumulative perpetual preferred stock, Series B, liquidation preference $225.0 million, issued and outstanding at March 31, 2023, Dec. 31, 2022, and March 31, 2022, respectively	217,126	217,126	217,126
Common stock, par value $1.00; 180.0 million shares authorized; 76.7 million, 76.5 million and 76.4 million shares issued and outstanding at March 31, 2023, Dec. 31, 2022, and March 31, 2022, respectively	76,739	76,454	76,377
Additional paid-in capital	3,079,020	3,074,867	3,045,914
Retained earnings	2,458,006	2,341,706	1,972,686
Accumulated other comprehensive loss, net of taxes	(146,763)	(190,761)	(31,153)
Total shareholders' equity	5,684,128	5,519,392	5,280,950
Total liabilities and shareholders' equity	$45,119,587	$41,970,021	$39,400,378
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED
(dollars in thousands, except for share and per share data)	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
Interest income:
Loans, including fees	$431,902	$387,328	$227,047
Securities
Taxable	29,358	25,086	11,048
Tax-exempt	23,802	22,770	17,446
Federal funds sold and other	20,977	15,994	3,076
Total interest income	506,039	451,178	258,617
Interest expense:
Deposits	176,589	120,499	10,250
Securities sold under agreements to repurchase	595	474	56
FHLB advances and other borrowings	16,624	10,745	8,836
Total interest expense	193,808	131,718	19,142
Net interest income	312,231	319,460	239,475
Provision for credit losses	18,767	24,805	2,720
Net interest income after provision for credit losses	293,464	294,655	236,755
Noninterest income:
Service charges on deposit accounts	11,718	11,123	11,030
Investment services	11,595	11,765	10,691
Insurance sales commissions	4,464	2,668	4,036
Gains (losses) on mortgage loans sold, net	2,053	(65)	4,066
Investment losses on sales, net	—	—	(61)
Trust fees	6,429	5,767	5,973
Income from equity method investment	19,079	21,005	33,655
Other noninterest income	34,191	30,058	34,106
Total noninterest income	89,529	82,321	103,496
Noninterest expense:
Salaries and employee benefits	135,708	131,802	121,852
Equipment and occupancy	30,353	29,329	25,536
Other real estate, net	99	179	105
Marketing and other business development	5,942	7,579	3,777
Postage and supplies	2,819	2,682	2,371
Amortization of intangibles	1,794	1,937	1,871
Other noninterest expense	35,012	28,539	27,149
Total noninterest expense	211,727	202,047	182,661
Income before income taxes	171,266	174,929	157,590
Income tax expense	33,995	37,082	28,480
Net income	137,271	137,847	129,110
Preferred stock dividends	(3,798)	(3,798)	(3,798)
Net income available to common shareholders	$133,473	$134,049	$125,312
Per share information:
Basic net income per common share	$1.76	$1.77	$1.66
Diluted net income per common share	$1.76	$1.76	$1.65
Weighted average common shares outstanding:
Basic	75,921,282	75,771,828	75,654,986
Diluted	76,042,328	76,198,411	75,930,372
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(Unaudited)

(dollars and shares in thousands)	Preferred Stock Amount	Common Stock		Additional Paid-in Capital	Retained Earnings	Accumulated Other Comp. Income (Loss), net	Total Shareholders' Equity
		Shares	Amounts
Balance at December 31, 2021	$217,126	76,143	$76,143	$3,045,802	$1,864,350	$107,186	$5,310,607
Exercise of employee common stock options & related tax benefits	—	6	6	124	—	—	130
Preferred dividends paid ($16.88 per share)	—	—	—	—	(3,798)	—	(3,798)
Common dividends paid ($0.22 per share)	—	—	—	—	(16,976)	—	(16,976)
Issuance of restricted common shares, net of forfeitures	—	158	158	(158)	—	—	—
Restricted shares withheld for taxes & related tax benefits	—	(35)	(35)	(3,736)	—	—	(3,771)
Issuance of common stock pursuant to restricted stock unit (RSU) and performance stock unit (PSU) agreements, net of shares withheld for taxes & related tax benefits	—	105	105	(5,566)	—	—	(5,461)
Compensation expense for restricted shares & performance stock units	—	—	—	9,448	—	—	9,448
Net income	—	—	—	—	129,110	—	129,110
Other comprehensive loss	—	—	—	—	—	(138,339)	(138,339)
Balance at March 31, 2022	$217,126	76,377	$76,377	$3,045,914	$1,972,686	$(31,153)	$5,280,950

Balance at December 31, 2022	$217,126	76,454	$76,454	$3,074,867	$2,341,706	$(190,761)	$5,519,392
Exercise of employee common stock options & related tax benefits	—	40	40	920	—	—	960
Preferred dividends paid ($16.88 per share)	—	—	—	—	(3,798)	—	(3,798)
Common dividends paid ($0.22 per share)	—	—	—	—	(17,173)	—	(17,173)
Issuance of restricted common shares, net of forfeitures	—	193	193	(193)	—	—	—
Restricted shares withheld for taxes & related tax benefits	—	(41)	(41)	(3,035)	—	—	(3,076)
Issuance of common stock pursuant to RSU and PSU agreements, net of shares withheld for taxes & related tax benefits	—	93	93	(3,738)	—	—	(3,645)
Compensation expense for restricted shares & performance stock units	—		—	10,199	—	—	10,199
Net income	—		—	—	137,271	—	137,271
Other comprehensive gain	—		—	—	—	43,998	43,998
Balance at March 31, 2023	$217,126	76,739	$76,739	$3,079,020	$2,458,006	$(146,763)	$5,684,128

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	March	December	September	June	March	December
	2023	2022	2022	2022	2022	2021
Balance sheet data, at quarter end:
Commercial and industrial loans	$10,716,945	10,233,395	9,738,271	9,244,708	8,213,204	7,703,428
Commercial real estate - owner occupied loans	3,686,796	3,587,257	3,426,271	3,243,018	3,124,275	3,048,822
Commercial real estate - investment loans	5,556,484	5,277,454	5,122,127	4,909,598	4,707,761	4,607,048
Commercial real estate - multifamily and other loans	1,331,249	1,265,165	1,042,854	951,998	718,822	614,656
Consumer real estate - mortgage loans	4,531,285	4,435,046	4,271,913	4,047,051	3,813,252	3,680,684
Construction and land development loans	3,909,024	3,679,498	3,548,970	3,386,866	3,277,029	2,903,017
Consumer and other loans	559,706	555,823	550,565	498,757	487,499	485,489
Paycheck protection program loans	6,382	7,967	10,723	51,100	157,180	371,118
Total loans	30,297,871	29,041,605	27,711,694	26,333,096	24,499,022	23,414,262
Allowance for credit losses	(313,841)	(300,665)	(288,088)	(272,483)	(261,618)	(263,233)
Securities	6,878,831	6,637,920	6,481,018	6,553,893	6,136,109	6,070,152
Total assets	45,119,587	41,970,021	41,000,118	40,121,292	39,400,378	38,469,399
Noninterest-bearing deposits	9,018,439	9,812,744	10,567,873	11,058,198	10,986,194	10,461,071
Total deposits	36,178,553	34,961,238	33,690,049	32,595,303	32,295,814	31,304,533
Securities sold under agreements to repurchase	149,777	194,910	190,554	199,585	219,530	152,559
FHLB advances	2,166,508	464,436	889,248	1,289,059	888,870	888,681
Subordinated debt and other borrowings	424,276	424,055	423,834	423,614	423,319	423,172
Total shareholders' equity	5,684,128	5,519,392	5,342,112	5,315,239	5,280,950	5,310,607
Balance sheet data, quarterly averages:
Total loans	$29,633,640	28,402,197	27,021,031	25,397,389	23,848,533	23,225,735
Securities	6,765,126	6,537,262	6,542,026	6,446,774	6,143,664	5,813,636
Federal funds sold and other	2,100,757	1,828,588	2,600,978	2,837,679	4,799,946	4,356,113
Total earning assets	38,499,523	36,768,047	36,164,035	34,681,842	34,792,143	33,395,484
Total assets	42,983,854	41,324,251	40,464,649	38,780,786	38,637,221	37,132,078
Noninterest-bearing deposits	9,332,317	10,486,233	10,926,069	10,803,439	10,478,403	10,240,393
Total deposits	35,291,775	34,177,281	33,108,415	31,484,100	31,538,985	30,034,026
Securities sold under agreements to repurchase	219,082	199,610	215,646	216,846	179,869	141,781
FHLB advances	1,130,356	701,813	1,010,865	1,095,531	888,746	888,559
Subordinated debt and other borrowings	426,564	427,503	426,267	427,191	441,755	484,389
Total shareholders' equity	5,605,604	5,433,274	5,403,244	5,316,219	5,331,405	5,262,586
Statement of operations data, for the three months ended:
Interest income	$506,039	451,178	371,764	292,376	258,617	259,193
Interest expense	193,808	131,718	65,980	27,802	19,142	20,430
Net interest income	312,231	319,460	305,784	264,574	239,475	238,763
Provision for credit losses	18,767	24,805	27,493	12,907	2,720	2,675
Net interest income after provision for credit losses	293,464	294,655	278,291	251,667	236,755	236,088
Noninterest income	89,529	82,321	104,805	125,502	103,496	100,723
Noninterest expense	211,727	202,047	199,253	196,038	182,661	170,417
Income before income taxes	171,266	174,929	183,843	181,131	157,590	166,394
Income tax expense	33,995	37,082	35,185	36,004	28,480	32,866
Net income	137,271	137,847	148,658	145,127	129,110	133,528
Preferred stock dividends	(3,798)	(3,798)	(3,798)	(3,798)	(3,798)	(3,798)
Net income available to common shareholders	$133,473	134,049	144,860	141,329	125,312	129,730
Profitability and other ratios:
Return on avg. assets (1)	1.26%	1.29%	1.42%	1.46%	1.32%	1.39%
Return on avg. equity (1)	9.66%	9.79%	10.64%	10.66%	9.53%	9.78%
Return on avg. common equity (1)	10.05%	10.20%	11.08%	11.12%	9.94%	10.20%
Return on avg. tangible common equity (1)	15.43%	15.95%	17.40%	17.62%	15.63%	16.13%
Common stock dividend payout ratio (14)	12.07%	12.26%	12.34%	12.63%	12.94%	10.65%
Net interest margin (2)	3.40%	3.60%	3.47%	3.17%	2.89%	2.96%
Noninterest income to total revenue (3)	22.28%	20.49%	25.53%	32.17%	30.18%	29.67%
Noninterest income to avg. assets (1)	0.84%	0.79%	1.03%	1.30%	1.09%	1.08%
Noninterest exp. to avg. assets (1)	2.00%	1.94%	1.95%	2.03%	1.92%	1.82%
Efficiency ratio (4)	52.70%	50.29%	48.53%	50.26%	53.26%	50.20%
Avg. loans to avg. deposits	83.97%	83.10%	81.61%	80.67%	75.62%	77.33%
Securities to total assets	15.25%	15.82%	15.81%	16.34%	15.57%	15.78%
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended			Three months ended
	March 31, 2023			March 31, 2022
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1) (2)	$29,633,640	$431,902	6.00%	$23,848,533	$227,047	3.94%
Securities
Taxable	3,508,946	29,358	3.39%	3,234,641	11,048	1.39%
Tax-exempt (2)	3,256,180	23,802	3.54%	2,909,023	17,446	2.94%
Interest-bearing due from banks	1,392,492	15,941	4.64%	3,347,804	1,303	0.16%
Resell agreements	512,660	3,329	2.63%	1,281,746	1,214	0.38%
Federal funds sold	—	(9)	—%	—	—	—%
Other	195,605	1,716	3.56%	170,396	559	1.33%
Total interest-earning assets	38,499,523	$506,039	5.45%	34,792,143	$258,617	3.11%
Nonearning assets
Intangible assets	1,880,890			1,863,730
Other nonearning assets	2,603,441			1,981,348
Total assets	$42,983,854			$38,637,221

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	7,793,823	52,474	2.73%	6,391,316	2,599	0.16%
Savings and money market	14,377,996	97,519	2.75%	12,587,219	5,124	0.17%
Time	3,787,639	26,596	2.85%	2,082,047	2,527	0.49%
Total interest-bearing deposits	25,959,458	176,589	2.76%	21,060,582	10,250	0.20%
Securities sold under agreements to repurchase	219,082	595	1.10%	179,869	56	0.13%
Federal Home Loan Bank advances	1,130,356	10,970	3.94%	888,746	4,474	2.04%
Subordinated debt and other borrowings	426,564	5,654	5.38%	441,755	4,362	4.00%
Total interest-bearing liabilities	27,735,460	193,808	2.83%	22,570,952	19,142	0.34%
Noninterest-bearing deposits	9,332,317	—	—	10,478,403	—	—
Total deposits and interest-bearing liabilities	37,067,777	$193,808	2.12%	33,049,355	$19,142	0.23%
Other liabilities	310,473			256,461
Shareholders' equity	5,605,604			5,331,405
Total liabilities and shareholders' equity	$42,983,854			$38,637,221
Net interest income		$312,231			$239,475
Net interest spread (3)			2.61%			2.77%
Net interest margin (4)			3.40%			2.89%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis and included $10.9 million of taxable equivalent income for the three months ended March 31, 2023 compared to $8.5 million for the three months ended March 31, 2022. The tax-exempt benefit has been reduced by the projected impact of tax-exempt income that will be disallowed pursuant to IRS Regulations as of and for the then current period presented.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the three months ended March 31, 2023 would have been 3.32% compared to a net interest spread of 2.88% for the three months ended March 31, 2022.
(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	March	December	September	June	March	December
	2023	2022	2022	2022	2022	2021
Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$36,988	38,116	34,115	15,459	26,616	31,569
ORE and other nonperforming assets (NPAs)	7,802	7,952	7,787	8,237	8,437	8,537
Total nonperforming assets	$44,790	46,068	41,902	23,696	35,053	40,106
Past due loans over 90 days and still accruing interest	$5,284	4,406	6,757	3,840	1,605	1,607
Accruing purchase credit deteriorated loans	$7,684	8,060	8,759	9,194	12,661	13,086
Net loan charge-offs	$7,291	11,729	10,983	877	2,958	8,077
Allowance for credit losses to nonaccrual loans	848.5%	788.8%	844.5%	1,762.6%	982.9%	833.8%
As a percentage of total loans:
Past due accruing loans over 30 days	0.14%	0.15%	0.13%	0.11%	0.11%	0.09%
Potential problem loans	0.22%	0.19%	0.21%	0.32%	0.41%	0.47%
Allowance for credit losses	1.04%	1.04%	1.04%	1.03%	1.07%	1.12%
Nonperforming assets to total loans, ORE and other NPAs	0.15%	0.16%	0.15%	0.09%	0.14%	0.17%
Classified asset ratio (Pinnacle Bank) (6)	2.7%	2.4%	2.6%	2.9%	3.6%	4.1%
Annualized net loan charge-offs to avg. loans (5)	0.10%	0.17%	0.16%	0.01%	0.05%	0.14%

Interest rates and yields:
Loans	6.00%	5.54%	4.73%	4.07%	3.94%	4.04%
Securities	3.47%	3.19%	2.66%	2.29%	2.12%	2.08%
Total earning assets	5.45%	5.02%	4.20%	3.49%	3.11%	3.20%
Total deposits, including non-interest bearing	2.03%	1.40%	0.66%	0.23%	0.13%	0.14%
Securities sold under agreements to repurchase	1.10%	0.94%	0.34%	0.15%	0.13%	0.15%
FHLB advances	3.94%	3.04%	2.26%	1.92%	2.04%	2.04%
Subordinated debt and other borrowings	5.38%	4.98%	4.51%	4.04%	4.00%	4.23%
Total deposits and interest-bearing liabilities	2.12%	1.47%	0.75%	0.34%	0.23%	0.26%

Capital and other ratios (6):
Pinnacle Financial ratios:
Shareholders' equity to total assets	12.6%	13.2%	13.0%	13.2%	13.4%	13.8%
Common equity Tier one	9.9%	10.0%	10.0%	10.2%	10.5%	10.9%
Tier one risk-based	10.5%	10.5%	10.7%	10.9%	11.2%	11.7%
Total risk-based	12.4%	12.4%	12.6%	12.9%	13.3%	13.8%
Leverage	9.6%	9.7%	9.7%	9.8%	9.5%	9.7%
Tangible common equity to tangible assets	8.3%	8.5%	8.3%	8.4%	8.5%	8.8%
Pinnacle Bank ratios:
Common equity Tier one	10.8%	10.9%	11.1%	11.0%	11.4%	11.9%
Tier one risk-based	10.8%	10.9%	11.1%	11.0%	11.4%	11.9%
Total risk-based	11.6%	11.6%	11.8%	11.7%	12.1%	12.6%
Leverage	9.9%	10.1%	10.1%	9.9%	9.6%	9.9%
Construction and land development loans as a percentage of total capital (17)	88.5%	85.9%	85.4%	87.4%	87.4%	79.1%
Non-owner occupied commercial real estate and multi-family as a percentage of total capital (17)	261.1%	249.6%	244.0%	250.2%	243.7%	234.1%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	March	December	September	June	March	December
	2023	2022	2022	2022	2022	2021

Per share data:
Earnings per common share – basic	$1.76	1.77	1.91	1.87	1.66	1.72
Earnings per common share - basic, excluding non-GAAP adjustments	$1.76	1.77	1.91	1.87	1.66	1.71
Earnings per common share – diluted	$1.76	1.76	1.91	1.86	1.65	1.71
Earnings per common share - diluted, excluding non-GAAP adjustments	$1.76	1.76	1.91	1.86	1.65	1.70
Common dividends per share	$0.22	0.22	0.22	0.22	0.22	0.18
Book value per common share at quarter end (7)	$71.24	69.35	67.07	66.74	66.30	66.89
Tangible book value per common share at quarter end (7)	$46.75	44.74	42.44	42.08	41.65	42.55
Revenue per diluted common share	$5.28	5.27	5.40	5.14	4.52	4.47
Revenue per diluted common share, excluding non-GAAP adjustments	$5.28	5.27	5.40	5.14	4.52	4.46

Investor information:
Closing sales price of common stock on last trading day of quarter	$55.16	73.40	81.10	72.31	92.08	95.50
High closing sales price of common stock during quarter	$82.79	87.81	87.66	91.42	110.41	104.72
Low closing sales price of common stock during quarter	$52.51	70.74	68.68	68.56	90.46	90.20

Closing sales price of depositary shares on last trading day of quarter	$24.15	25.35	25.33	25.19	26.72	28.21
High closing sales price of depositary shares during quarter	$25.71	25.60	26.23	26.44	28.53	28.99
Low closing sales price of depositary shares during quarter	$20.77	23.11	24.76	24.75	25.63	27.42

Other information:
Residential mortgage loan sales:
Gross loans sold	$120,146	134,514	181,139	239,736	270,793	352,342
Gross fees (8)	$2,795	3,149	3,189	6,523	5,700	10,098
Gross fees as a percentage of loans originated	2.33%	2.34%	1.76%	2.72%	2.11%	2.87%
Net gain (loss) on residential mortgage loans sold	$2,053	(65)	1,117	2,150	4,066	4,244
Investment gains (losses) on sales of securities, net (13)	$—	—	217	—	(61)	393
Brokerage account assets, at quarter end (9)	$8,634,339	8,049,125	7,220,405	6,761,480	7,158,939	7,187,085
Trust account managed assets, at quarter end	$4,855,951	4,560,752	4,162,639	4,207,406	4,499,911	4,720,290
Core deposits (10)	$32,054,111	31,301,077	30,748,817	30,011,444	30,398,683	29,316,911
Core deposits to total funding (10)	82.4%	86.8%	87.4%	87.0%	89.9%	89.5%
Risk-weighted assets	$38,117,659	36,216,901	35,281,315	33,366,074	31,170,258	29,349,534
Number of offices	126	123	120	119	119	118
Total core deposits per office	$254,398	254,480	256,240	252,197	255,451	248,448
Total assets per full-time equivalent employee	$13,750	12,948	12,875	13,052	13,186	13,541
Annualized revenues per full-time equivalent employee	$496.5	491.8	511.5	509.0	465.5	474.1
Annualized expenses per full-time equivalent employee	$261.7	247.3	248.2	255.8	247.9	238.0
Number of employees (full-time equivalent)	3,281.5	3,241.5	3,184.5	3,074.0	2,988.0	2,841.0
Associate retention rate (11)	93.8%	93.8%	93.6%	93.3%	93.1%	93.4%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three months ended
(dollars in thousands, except per share data)	March	December	March
	2023	2022	2022

Net interest income	$312,231	319,460	239,475

Noninterest income	89,529	82,321	103,496
Total revenues	401,760	401,781	342,971
Less: Investment losses on sales of securities, net	—	—	61
Total revenues excluding the impact of adjustments noted above	$401,760	401,781	343,032

Noninterest expense	$211,727	202,047	182,661
Less: ORE expense	99	179	105
Noninterest expense excluding the impact of adjustments noted above	$211,628	201,868	182,556

Pre-tax income	$171,266	174,929	157,590
Provision for credit losses	18,767	24,805	2,720
Pre-tax pre-provision net revenue	190,033	199,734	160,310
Adjustments noted above	99	179	166
Adjusted pre-tax pre-provision net revenue (12)	$190,132	199,913	160,476

Noninterest income	$89,529	82,321	103,496
Less: Adjustments as noted above	—	—	61
Noninterest income excluding the impact of adjustments noted above	$89,529	82,321	103,557

Efficiency ratio (4)	52.70%	50.29%	53.26%
Adjustments as noted above	(0.02)%	(0.05)%	(0.04)%
Efficiency ratio (excluding adjustments noted above) (4)	52.68%	50.24%	53.22%

Total average assets	$42,983,854	41,324,251	38,637,221

Noninterest income to average assets (1)	0.84%	0.79%	1.09%
Adjustments as noted above	—%	—%	—%
Noninterest income (excluding adjustments noted above) to average assets (1)	0.84%	0.79%	1.09%

Noninterest expense to average assets (1)	2.00%	1.94%	1.92%
Adjustments as noted above	—%	—%	—%
Noninterest expense (excluding adjustments noted above) to average assets (1)	2.00%	1.94%	1.92%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three months ended
(dollars in thousands, except per share data)	March	December	September	June	March	December
	2023	2022	2022	2022	2022	2021
Net income available to common shareholders	$133,473	134,049	144,860	141,329	125,312	129,730
Investment (gains) losses on sales of securities, net	—	—	(217)	—	61	(393)
ORE expense (benefit)	99	179	(90)	86	105	37
Tax effect on adjustments noted above (16)	(25)	(47)	80	(22)	(43)	93
Net income available to common shareholders excluding adjustments noted above	$133,547	134,181	144,633	141,393	125,435	129,467

Basic earnings per common share	$1.76	1.77	1.91	1.87	1.66	1.72
Adjustment due to investment (gains) losses on sales of securities, net	—	—	—	—	—	(0.01)
Adjustment due to ORE expense (benefit)	—	—	—	—	—	—
Adjustment due to tax effect on adjustments noted above (16)	—	—	—	—	—	—
Basic earnings per common share excluding adjustments noted above	$1.76	1.77	1.91	1.87	1.66	1.71

Diluted earnings per common share	$1.76	1.76	1.91	1.86	1.65	1.71
Adjustment due to investment (gains) losses on sales of securities, net	—	—	—	—	—	(0.01)
Adjustment due to ORE expense (benefit)	—	—	—	—	—	—
Adjustment due to tax effect on adjustments noted above (16)	—	—	—	—	—	—
Diluted earnings per common share excluding the adjustments noted above	$1.76	1.76	1.91	1.86	1.65	1.70

Revenue per diluted common share	$5.28	5.27	5.40	5.14	4.52	4.47
Adjustments as noted above	—	—	—	—	—	(0.01)
Revenue per diluted common share excluding adjustments noted above	$5.28	5.27	5.40	5.14	4.52	4.46

Book value per common share at quarter end (7)	$71.24	69.35	67.07	66.74	66.30	66.89
Adjustment due to goodwill, core deposit and other intangible assets	(24.49)	(24.61)	(24.63)	(24.66)	(24.65)	(24.34)
Tangible book value per common share at quarter end (7)	$46.75	44.74	42.44	42.08	41.65	42.55

Paycheck Protection Program (PPP)
PPP net interest income	$20	72	755	4,060	10,690	15,131
Income tax expense at statutory rates (16)	5	19	197	1,061	2,794	3,955
Earnings attributable to PPP	15	53	558	2,999	7,896	11,176

Basic earnings per common share attributable to PPP	$—	—	0.01	0.04	0.10	0.15
Diluted earnings per common share attributable to PPP	$—	—	0.01	0.04	0.10	0.15

Equity method investment (15)
Fee income from BHG, net of amortization	$19,079	21,005	41,341	49,465	33,655	30,844
Funding cost to support investment	5,093	4,586	3,891	1,998	666	388
Pre-tax impact of BHG	13,986	16,419	37,450	47,467	32,989	30,456
Income tax expense at statutory rates (16)	3,497	4,292	9,789	12,408	8,623	7,961
Earnings attributable to BHG	$10,489	12,127	27,661	35,059	24,366	22,495

Basic earnings per common share attributable to BHG	$0.14	0.16	0.37	0.46	0.32	0.30
Diluted earnings per common share attributable to BHG	$0.14	0.16	0.36	0.46	0.32	0.30

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three months ended
(dollars in thousands, except per share data)	March	December	March
	2023	2022	2022

Return on average assets (1)	1.26%	1.29%	1.32%
Adjustments as noted above	—%	—%	—%
Return on average assets excluding adjustments noted above (1)	1.26%	1.29%	1.32%

Tangible assets:
Total assets	$45,119,587	41,970,021	39,400,378
Less: Goodwill	(1,846,973)	(1,846,973)	(1,850,951)
Core deposit and other intangible assets	(32,761)	(34,555)	(31,997)
Net tangible assets	$43,239,853	40,088,493	37,517,430

Tangible common equity:
Total shareholders' equity	$5,684,128	5,519,392	5,280,950
Less: Preferred shareholders' equity	(217,126)	(217,126)	(217,126)
Total common shareholders' equity	5,467,002	5,302,266	5,063,824
Less: Goodwill	(1,846,973)	(1,846,973)	(1,850,951)
Core deposit and other intangible assets	(32,761)	(34,555)	(31,997)
Net tangible common equity	$3,587,268	3,420,738	3,180,876

Ratio of tangible common equity to tangible assets	8.30%	8.53%	8.48%

Average tangible assets:
Average assets	$42,983,854	41,324,251	38,637,221
Less: Average goodwill	(1,846,973)	(1,846,471)	(1,830,553)
Average core deposit and other intangible assets	(33,917)	(35,126)	(33,177)
Net average tangible assets	$41,102,964	39,442,654	36,773,491

Return on average assets (1)	1.26%	1.29%	1.32%
Adjustment due to goodwill, core deposit and other intangible assets	0.06%	0.06%	0.06%
Return on average tangible assets (1)	1.32%	1.35%	1.38%
Adjustments as noted above	—%	—%	—%
Return on average tangible assets excluding adjustments noted above (1)	1.32%	1.35%	1.38%

Average tangible common equity:
Average shareholders' equity	$5,605,604	5,433,274	5,331,405
Less: Average preferred equity	(217,126)	(217,126)	(217,126)
Average common equity	5,388,478	5,216,148	5,114,279
Less: Average goodwill	(1,846,973)	(1,846,471)	(1,830,553)
Average core deposit and other intangible assets	(33,917)	(35,126)	(33,177)
Net average tangible common equity	$3,507,588	3,334,551	3,250,549

Return on average equity (1)	9.66%	9.79%	9.53%
Adjustment due to average preferred shareholders' equity	0.39%	0.41%	0.41%
Return on average common equity (1)	10.05%	10.20%	9.94%
Adjustment due to goodwill, core deposit and other intangible assets	5.38%	5.75%	5.69%
Return on average tangible common equity (1)	15.43%	15.95%	15.63%
Adjustments as noted above	0.01%	0.01%	0.02%
Return on average tangible common equity excluding adjustments noted above (1)	15.44%	15.96%	15.65%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1. Ratios are presented on an annualized basis.
2. Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3. Total revenue is equal to the sum of net interest income and noninterest income.
4. Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5. Annualized net loan charge-offs to average loans ratios are computed by annualizing quarter-to-date net loan charge-offs and dividing the result by average loans for the quarter-to-date period.
6. Capital ratios are calculated using regulatory reporting regulations enacted for such period and are defined as follows:
Equity to total assets – End of period total shareholders' equity as a percentage of end of period assets.
Tangible common equity to tangible assets - End of period total shareholders' equity less end of period preferred stock, goodwill, core deposit and other intangibles as a percentage of end of period assets less end of period goodwill, core deposit and other intangibles.
Leverage – Tier I capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier I risk-based – Tier I capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Classified asset - Classified assets as a percentage of Tier 1 capital plus allowance for credit losses.
Tier I common equity to risk weighted assets - Tier 1 capital (pursuant to risk-based capital guidelines) less the amount of any preferred stock or subordinated indebtedness that is considered as a component of Tier 1 capital as a percentage of total risk-weighted assets.
7. Book value per common share computed by dividing total common shareholders' equity by common shares outstanding. Tangible book value per common share computed by dividing total common shareholders' equity, less goodwill, core deposit and other intangibles by common shares outstanding.
8. Amounts are included in the statement of operations in "Gains on mortgage loans sold, net", net of commissions paid on such amounts.
9. At fair value, based on information obtained from Pinnacle's third party broker/dealer for non-FDIC insured financial products and services.
10. Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.
11. Associate retention rate is computed by dividing the number of associates employed at quarter end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter end. Associate retention rate does not include associates at acquired institutions displaced by merger.
12. Adjusted pre-tax, pre-provision net revenue excludes the impact of ORE expenses and income and investment gains and losses on sales of securities.
13. Represents investment gains (losses) on sales and impairments, net occurring as a result of gains or losses incurred as the result of a change in management's intention to sell a bond prior to the recovery of its amortized cost basis.
14. The dividend payout ratio is calculated as the sum of the annualized dividend rate for dividends paid on common shares divided by the trailing 12-months fully diluted earnings per common share as of the dividend declaration date.
15. Earnings from equity method investment includes the impact of the issuance of subordinated debt as well as the funding costs of the overall franchise. Income tax expense is calculated using statutory tax rates.
16. Tax effect calculated using the blended statutory rate of 25.00 percent for 2023. For periods prior to 2023, tax effect calculated using the blended statutory rate of 26.14 percent.
17. Calculated using the same guidelines as are used in the Federal Financial Institutions Examination Council's Uniform Bank Performance Report.